                                                              EXHIBIT 11
                  GIANT INDUSTRIES, INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE DATA

                                                                              Three Months Ended
                                                                                   March 31,
                                                                           -----------------------
                                                                              1995         1994
                                                                           ----------   ----------
Net earnings                                                               $  147,000   $1,412,000
                                                                           ==========   ==========
Weighted average number of shares outstanding during the period            11,810,573   12,192,770
                                                                           ==========   ==========
Earnings per common share                                                  $     0.01   $     0.12
                                                                           ==========   ==========
Additional Primary Computation:
- -------------------------------
Net earnings                                                               $  147,000   $1,412,000
                                                                           ==========   ==========
Additional adjustment to weighted average number of shares outstanding:

    Weighted average number of shares outstanding above                    11,810,573   12,192,770

    Add - dilutive effect of outstanding options (a)                           22,577       55,813
                                                                           ----------   ----------
Weighted average number of shares outstanding as adjusted                  11,833,150   12,248,583
                                                                           ==========   ==========
Earnings per common share (b)                                              $     0.01   $     0.12
                                                                           ==========   ==========
Fully Diluted Computation:
- --------------------------
Net earnings                                                               $  147,000   $1,412,000
                                                                           ==========   ==========
Additional adjustment to weighted average number of shares outstanding:

    Weighted average number of shares outstanding above                    11,810,573   12,192,770

    Add - dilutive effect of outstanding options (a)                           22,577       55,813
                                                                           ----------   ----------
Weighted average number of shares outstanding as adjusted                  11,833,150   12,248,583
                                                                           ==========   ==========
Earnings per common share (b)                                              $     0.01   $     0.12
                                                                           ==========   ==========

(a) As determined by the application of the treasury stock method.
(b) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required per note 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.